UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2007

Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT	06033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 23, 2006, Open Solutions Inc. (the “Company”) completed its merger (the “Merger”) with Harpoon Merger Corporation (“Merger Co”), a wholly owned subsidiary of Harpoon Acquisition Corporation (“Harpoon”) pursuant to the Agreement and Plan of Merger, dated as of October 14, 2006, by and among Harpoon, Merger Co and the Company (the “Merger Agreement”). Harpoon was formed by investment funds associated with The Carlyle Group and Providence Equity Partners Inc. (the “Sponsors”).

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ National Market on January 23, 2006 that each share of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger (the “Common Stock”), was canceled and automatically converted into the right to receive $38.00 in cash, without interest and less any applicable withholding taxes.

Item 3.03.                                          Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each share of the Common Stock was canceled and automatically converted into the right to receive $38.00 in cash, without interest and less any applicable withholding taxes.

Item 5.01.                                          Changes in Control of Registrant.

On January 23, 2006, pursuant to the terms of the Merger Agreement, the Sponsors consummated the acquisition of the Company through the Merger of Merger Co with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company is 100% owned by Harpoon. Harpoon is held by investment funds associated with, and controlled by, the Sponsors.

The aggregate purchase price paid for all of the shares of the Common Stock and options to purchase shares of the Common Stock in the Merger was approximately $1.4 billion. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt securities, as well as by equity financing principally from the Sponsors.

Item 8.01.                                          Other Events.

On January 23, 2006, the Company issued a press release announcing the consummation of its merger with Harpoon.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007	OPEN SOLUTIONS INC.

	By:	/s/ Kenneth J. Saunders
Kenneth J. Saunders
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 23, 2007